Exhibit 10.13

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CONFIDENTIAL

Execution Version

SUBLICENSE

AGREEMENT

This Sublicense Agreement (the “Agreement”) is made and entered into as of April 16th, 2018, by and between 89Bio, Ltd. a company organized under the laws of Israel (“Company”), and ratiopharm GmbH company a company organized under the laws of Germany (“Teva”). This Sublicense Agreement shall become effective upon the closing of the Asset Purchase Agreement, as defined below, (the “Effective Date”).

RECITALS:

WHEREAS, Teva, certain Affiliates of Teva and Company are parties to an Asset Transfer and License Agreement that was executed contemporaneously herewith (the “Asset Purchase Agreement”) whereby Teva assigned certain assets and licensed certain assets with respect to Teva’s FGF-21 program;

WHEREAS, BioGenerix AG (“BGX”) (a company that was subsequently merged into of) Teva entered into a License Agreement with Neose Technologies dated January 27, 2009, a copy of which is attached hereto as Exhibit A, (the “Neose License Agreement”) relating to a license under certain Novo Assets as such term is defined therein, and Neose subsequently assigned the Neose License Agreement to Novo Nordisk; and

WHEREAS, Teva desires to sublicense its rights to the Licensed Technology (as such term is defined below) under the Neose License Agreement to 89Bio, in accordance with the terms hereof.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“BGX” has the meaning set forth in the preamble.

“BGX Assets” means those assets sold to BGX by Neose pursuant to the BGX Asset Purchase Agreement.

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“BGX Asset Purchase Agreement” means the asset purchase agreement entered into between BGX and Neose on September 17, 2008.

“BGX Field of Use” means the discovery, research, development, commercialization or other Exploitation of any compound or product in any field, use, product, method or application, other than the Novo Field of Use and the Retained Neose Field of Use.

“Company Indemnitee” has the meaning set forth in Section 4.2.

“Compound” means the compound known as TEV-47948, as further described on Schedule 4 of the Asset Purchase Agreement, a GlycoPEGylated long acting FGF21 that targets FGFR1, FGFR2, and FGFR3 and any other GlycoPEGylated FGF21 compound claimed in the Assigned Patents (as such term is defined in the Asset Purchase Agreement).

“Control” including its various tenses and derivatives (such as “Controlled” and “Controlling”) means (a) for purposes of the definition of Affiliate, a Person that (i) owns or controls, directly or indirectly, or has the ability to direct or cause the direction or control of, more than 50% of the voting equity of the other Person, or (ii) has the ability to direct, cause the direction of, or control the actions of such other Person, whether through direct or indirect ownership of voting equity, by contract or otherwise and (b) when used with respect to any item of intellectual property, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such intellectual property.

“Effective Date” has the meaning set forth in the preamble.

“Exploit” or “Exploitation” means to make, have made, import, have imported, use, have used, sell, have sold, offer for sale, or have offered for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, optimization, importation, exportation, transportation, distribution, promotion and marketing activities related thereto anywhere in the world.

“Field of Use” means the BGX Field of Use or Novo Field of Use, as applicable.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Indemnitee” has the meaning set forth in Section 4.3.

“Licensed Know-How” means technical information and know-how (including any and all formulae, procedures, processes, methods, designs, know-how, show-how, trade secrets, discoveries, inventions on which no patent application has been filed (whether or not patentable), software and source code, programs, prototypes, designs, techniques, methods, ideas, concepts, data, engineering and manufacturing information, chemical, pharmacological, toxicological, clinical, and assay information, the specifications of ingredients, manufacturing processes, sourcing information, quality control and testing procedures, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints and parts lists and other proprietary information, rights and works of authorship, whether or not reduced to writing), copyrights,

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confidential information, trade secrets, and similar proprietary rights in inventions, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, formulations and specifications, copies and tangible embodiments of any of the foregoing (in whatever form or media) and other tangible and intangible proprietary information or material in each case that (i) is reasonably necessary for Company to Exploit Licensed Products in the BGX Field of Use, (ii) is known to and Controlled by Neose or its Affiliates as of the time just prior to closing of the BGX Asset Purchase Agreement and (iii) the ownership of which was not otherwise transferred to Teva pursuant to the BGX Asset Purchase Agreement.

“Licensed Patents” means (a) the patents and patent applications listed on Schedule A to the Neose License Agreement, (b) all divisionals, continuations, continuations-in-part thereof or any other patent application claiming priority to any patent or patent application listed on Schedule A to the Neose License Agreement, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, reexaminations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any foreign counterparts thereof; notwithstanding the foregoing, Licensed Patents do not include any patent application or patent the ownership of which is assigned to BGX under the BGX Asset Purchase Agreement or the Patent Cooperation Agreement.

“Licensed Products” means any pharmaceutical product containing any Compound (alone or with Additional Ingredients), in all forms, presentations, formulations and dosage forms.

“Licensed Technology” means Licensed Patents and Licensed Know-How.

“Losses” has the meaning set forth in Section 4.1.

“Neose” has the meaning set forth in the preamble.

“Novo” has the meaning set forth in the recitals.

“Novo Asset Purchase Agreement” has the meaning set forth in the recitals.

“Novo Field of Use” means the discovery, research, development, commercialization or other Exploitation of any compound or product developed utilizing any Licensed Patent or other intellectual property or Third Party License transferred by Neose to Novo under the Novo Asset Purchase Agreement for the use in the prevention or treatment of acquired or hereditary hemorrhagic disorders as defined in WHO, ICD-10, Chapter III, D65 through D69, but does not include any compound or product comprising, derived from, or containing G-CSF or any erythropoietin. For clarification: WHO ICD-10 lists certain hemorrhagic conditions being the result of other non-hemorrhagic diseases. While the prevention or treatment of such hemorrhagic conditions is included in the Novo Field of Use, the treatment of the underlying non-hemorrhagic disease is not.

“Party” means, individually, Teva or Company, and “Parties” means, collectively, Teva and Company.

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“Patent Cooperation Agreement” means that Patent Cooperation Agreement entered into between BGX and Neose dated January 27, 2008.

“Person” means a human being, labor organization, partnership, firm, enterprise, association, joint venture, corporation, limited liability company, cooperative, legal representative, foundation, society, political party, estate, trust, trustee, trustee in bankruptcy, receiver or any other organization or entity whatsoever, including any governmental organization.

“Sale” has the meaning set forth in Section 6.9.

“Retained Neose Field of Use” means the Exploitation of non-GlycoPEGylated glycolipids or oligosaccharides, in each case not attached to a peptide or protein.

“Term” has the meaning set forth in Section 5.1.

“Terminating Party” has the meaning set forth in Section 2.

“Teva” has the meaning set forth in the preamble.

“Teva Indemnitee” has the meaning set forth in Section 4.1.

“Third Party” means a Person other than Teva, Company, or their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 4.1.

1.2 Interpretation.

(a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(b) Except as otherwise expressly provided in this Agreement or as the context otherwise requires, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and the words “include” and “including,” the phrase “such as”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (iii) a reference to any agreement includes permitted supplements and amendments; (iv) a reference to an applicable law includes any amendment or modification to such applicable law; (v) a reference to a Person includes its successors, heirs and permitted assigns; (vi) a reference to one gender shall include any other gender; (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the referenced Article, Section, Exhibit or Schedule of this Agreement; (viii) “hereunder,” “hereof,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision, and (ix) “commercially reasonable efforts” of a Party to this Agreement shall be construed as the efforts that a prudent Person in such Party’s industry, desirous of achieving a result, would use in similar circumstances to achieve that result as expeditiously as possible.

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(c) The Parties acknowledge that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any applicable law or rule of construction.

ARTICLE 2

SUBLICENSE

2.1 Sublicense. Subject to the terms and conditions of this Agreement, Teva hereby grants to Company and its Affiliates an exclusive (even as to Teva and its Affiliates, and as to all Third Parties), irrevocable (except as provided in Section 5.4), perpetual, worldwide, fully paid up, royalty free sublicense, under the Licensed Technology to Exploit Licensed Products in the BGX Field of Use.

2.2 Conditions Relating to Neose License Agreement. Company agrees that it shall comply with the terms of the Neose License Agreement. This Sublicense Agreement shall immediately and automatically terminate upon termination of the Neose License Agreement. Teva undertakes not to terminate the Neose License Agreement and not give its licensor under the Neose License Agreement cause to terminate the Neose License Agreement.

2.3 Fully Paid Licenses. The licenses granted to Company and its Affiliates under Section 2.1 are fully paid by the payments and other consideration given under the Asset Purchase Agreement. Company and its Affiliates, shall owe Teva no other payments or consideration for such licenses.

2.4 Prosecution, Maintenance and Enforcement. Company acknowledges and agrees that this Agreement does not confer upon Company any rights or obligations with respect to the prosecution, maintenance and enforcement of the Licensed Patents.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES / PARTIES’ COVENANTS

3.1 Teva has the full right to grant the licenses granted under this Agreement with respect to the Licensed Technology without breaching any Third Party rights.

3.2 No Implied Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS AND/OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND SCOPE OF THE LICENSED PATENTS, PATENT CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OF OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR THAT THE USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGE.

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ARTICLE 4

INDEMNIFICATION

4.1 Indemnification by Company. Company hereby agrees to save, defend and hold Teva, its Affiliates, and their respective directors, officers, agents and employees (the “Teva Indemnitees”) harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (a) any product, process, material, information or service that is developed, made, provided, sold or used by Company, its Affiliates pursuant to any right or license granted under this Agreement, including any injury, damage or health complication suffered as a result of the Exploitation of the Licensed Product, (b) any breach by Company of its covenants or obligations pursuant to this Agreement or (c) the negligence or willful misconduct by Company or its Affiliates or their respective officers, directors and employees in performing any obligations under this Agreement; in each case except to the extent that such Losses arise from: (i) Teva’s breach of its covenants or obligations under this Agreement, or (ii) the negligence or willful misconduct of a Teva Indemnitee.

4.2 Indemnification by Teva. Teva hereby agrees to save, defend and hold Company, its Affiliates, and their respective directors, officers, agents and employees (the “Company Indemnitees”) harmless from Losses arising in connection with Third Party Claims resulting or otherwise arising from (a) any breach by Teva of any of its covenants or obligations pursuant to this Agreement or (b) the negligence or willful misconduct by Teva or its Affiliates or their respective officers, directors and employees in performing any obligations under this Agreement; in each case except to the extent that such Losses arise from: (i) Company’s breach of its covenants or obligations under this Agreement, or (ii) the negligence or willful misconduct of a Company Indemnitee.

4.3 Indemnification Procedure. If a Teva Indemnitee or a Company Indemnitee (as appropriate, the “Indemnitee”) wishes to seek indemnification hereunder, such Indemnitee shall inform the Party under an obligation to indemnify (the “Indemnifying Party”) of the Third Party Claim giving rise to the obligation to indemnify as soon as reasonably practicable after receiving notice of such Third Party Claim. The Indemnifying Party shall have the right to assume and control the defense or settlement of any such Third Party Claim for which it is obligated to indemnify the Indemnitee under this Agreement. The Indemnitee shall cooperate with Indemnifying Party (and its insurer) as the Indemnifying Party may reasonably request, and at Indemnifying Party’s sole cost and expense. The Indemnitee shall have the right to participate in such defense, subject to the Indemnifying Party’s control, using its own counsel at its own expense. The Indemnifying Party shall have no obligation to indemnify any Indemnitee in connection with any settlement made without the Indemnifying Party’s written consent.

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ARTICLE 5

TERM AND TERMINATION

5.1 Term. The term (“Term”) of this Agreement shall commence on the Effective Date and shall continue unless terminated as provided herein.

5.2 Termination for Breach.

(a) Teva may terminate this Agreement only if (i) Company breaches Section 2.2 or Section 4.1; and (ii) Company fails to cure such breach within [***] written notice by Teva; and (iii) such breach causes or is likely to cause a material adverse impact on Teva’s or Novo’s patent rights or business relating to the Novo Field of Use; and (iv) termination of this Agreement is the only appropriate remedy for such breach. In addition to the foregoing, in the event of a termination of the Neose License Agreement, this Agreement shall automatically terminate.

(b) In the event that (i) Teva elects to terminate this Agreement pursuant to clause (a) of this Section 5.2 and Company disputes whether the criteria set forth in clause (a) have been satisfied and (ii) Company wishes to pursue such matter, Company shall, upon prior written notice to Teva, submit the dispute to arbitration, as set forth in Section 6.13, to determine whether the criteria for such termination set forth in clause (a) have been satisfied. Upon such written notice by Company to Teva, this Agreement will remain in full force and effect until such arbitration is complete and the arbitrator has determined that the criteria for termination set forth in clause (a) of this Section 5.2 have been satisfied.

(c) Notwithstanding anything to the contrary contained herein, in the event that the Asset Purchase Agreement is terminated, this Sublicense Agreement, and the licenses contained herein, shall automatically terminate.

5.3 Termination for Other Causes. Either Party (the “Terminating Party”) shall have the right to terminate this Agreement immediately upon written notice, (i) if the other Party shall file a petition in bankruptcy, or if an involuntary petition in bankruptcy shall be filed against the other Party and such petition shall not be dismissed within sixty (60) days, or if a receiver or guardian has been appointed for the other Party, or (ii) upon the dissolution, termination of existence or insolvency of the other Party.

5.4 Additional Termination Right of Company. Company shall also have the right to terminate this Agreement, including the licenses granted in Article 2, for any reason and without cause upon [***] prior written notice to Teva.

ARTICLE 6

MISCELLANEOUS

6.1 Governing Law. Construction and interpretation of this Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive applicable law of another jurisdiction. The United Nations Convention for the International Sale of Goods shall not apply to the construction or interpretation of this Agreement.

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6.2 Jurisdiction; Venue; Service of Process. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action (other than appeals therefrom) arising out of or relating to this Agreement or otherwise in connection with the transactions contemplated hereby, and agree not to commence any action, (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action (other than appeals therefrom) arising out of or relating to this Agreement or otherwise in connection with the transactions contemplated hereby in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth below shall be effective service of process for any action brought against it under this Agreement in any such court. Notwithstanding the provisions of this Section 6.2, the Parties will submit to arbitration as set forth in this Agreement.

6.3 Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in written form, and shall be deemed delivered (a) on the date of delivery when delivered by hand on a business day, (b) on the business day designated for delivery if sent by reputable overnight courier maintaining records of receipt and (c) on the date of transmission when sent by facsimile, electronic mail or other electronic transmission during normal business hours on a business day, with confirmation of transmission by the transmitting equipment. All such communications shall be addressed to the Parties at the address set forth as follows, or at such other address as a Party may designate upon ten (10) days’ prior written notice to the other Party.

If to Teva:

Teva Pharmaceuticals

425 Privet Road

Horsham PA 19044

Attn: General Counsel

If to Company:

89 Bio Ltd. c/o Orbimed Israel Partners

89 Midanat Hayehudim

Herzliya 46766

Israel

Attention: CEO

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6.4 Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except for the provisions of Article 4, this Agreement is for the sole benefit of the Parties and its Affiliates hereto and not for the benefit of any Third Party.

6.5 Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent or approval required by, this Agreement, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the Party against whom enforcement of any such modification, amendment, waiver, consent or approval is sought. Such modification, amendment, waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. Neither the failure of either Party to enforce, nor the delay of either Party in enforcing, any condition or part of this Agreement at any time shall be construed as a waiver of that condition or part or forfeit any rights to future enforcement thereof. No action taken pursuant to this Agreement, including any investigation by or on behalf of either Party hereto, shall be deemed to constitute a waiver by the Party taking action of compliance by the other Party with any representation, warranty, covenant, agreement or obligation contained herein.

6.6 Cumulative Rights. Except as expressly provided herein, the various rights under this Agreement shall be construed as cumulative, and no one of them is exclusive of any other or exclusive of any rights allowed by applicable law.

6.7 Expenses. Except as otherwise specified herein, each Party shall bear any costs and expenses with respect to the transactions contemplated herein incurred by it.

6.8 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE RELATED DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

6.9 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that either Party may make such assignment without consent to a successor of all or substantially all of the business to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction (the “Sale”). Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 6.9 shall be null, void and of no legal effect.

6.10 Enforceability; Severability. (a) If any covenant or provision hereof is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision hereof if the rights and obligations of a Party hereto will not be materially and adversely affected, each of which is hereby declared to be separate and distinct, (b) if any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and (c) if any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the Parties hereto agree to modify the offending provision so as to maintain the essential benefits of the bargain (including the rights and obligations hereunder) between the Parties to the maximum extent possible, consistent with applicable law and public policy.

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6.11 Entire Agreement. This Agreement, together with the Schedules expressly contemplated hereby and attached hereto, the Asset Purchase and the other agreements, certificates and documents referenced in these agreements, contain the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the Parties with respect to the subject matter hereof.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

6.13 Arbitration.

(a) BGX shall, as contemplated in Section 5.2(b), submit disputes relating to Section 5.2(b) to arbitration under the rules and guidelines of the International Chamber of Commerce (ICC). The arbitration shall be conducted in English and shall take place in Geneva, Switzerland. Arbitration shall be limited to and only binding on the Parties with respect to the matters specified in Section 5.2(b) of this Agreement. To the extent permitted by applicable law, the arbitration shall be final and binding on all Parties, will be enforceable in any court of competent jurisdiction, and will not be appealable by either Party to any court.

(b) Subject to compliance with the dispute resolution procedures set forth in this Section 6.13, each Party will have the right to pursue all rights and remedies in connection with this Agreement. Notwithstanding the dispute resolution procedures of this Section 6.13, each Party shall also have the right at any time to bring a lawsuit in a court of competent jurisdiction to seek specific performance of this Agreement through the injunctive power of the court to mitigate damages that might otherwise result from acts or failures to act by the other Party.

[Signature Page Attached]

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IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their respective authorized officers as of the Effective Date.

89Bio Ltd.

By:	/s/ Anat Naschitz
Name: Anat Naschitz
Title: Director

[SIGNATURE PAGE OF SUBLICENSE AGREEMENT]

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IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their respective authorized officers as of the Effective Date.

Ratiopharm GmbH

By:	/s/ Miran Denac
Name: Miran Denac
Title: Managing Director Operations

[SIGNATURE PAGE OF SUBLICENSE AGREEMENT]

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IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their respective authorized officers as of the Effective Date.

Ratiopharm GmbH

By:	/s/ Andreas Burkhardt
Name: Andreas Burkhardt
Title: Managing Director Genetics

[SIGNATURE PAGE OF SUBLICENSE AGREEMENT]